Exhibit 99.1

FOR IMMEDIATE RELEASE

March 1, 2017

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Prices Common Stock Offering

LAFAYETTE, LOUISIANA—IBERIABANK Corporation (NASDAQ: IBKC) (the “Company”), the holding company of the 129-year-old IBERIABANK, announced the pricing of an underwritten public offering of 6,100,000 shares of the Company’s common stock at a price to the public of $83.00 per share, for gross proceeds to the Company of $506.3 million. The Company has granted the underwriters a 30-day option to purchase up to an additional 610,000 shares of the Company’s common stock. Goldman, Sachs & Co. and UBS Investment Bank acted as joint book-running managers in the offering.

The Company expects to close the transaction, subject to customary conditions, on or about March 7, 2017. The Company intends to use the proceeds of the offering, after underwriting discounts and commissions, to fund a portion of the approximately $803 million in cash consideration payable in connection with its announced acquisition of Sabadell United Bank, N.A., a wholly owned subsidiary of Banco de Sabadell, S.A. (the “Sabadell Acquisition”), and to pay related fees and expenses. The offering is not conditioned on the closing of the Sabadell Acquisition.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering is being made only by means of a prospectus, copies of which may be obtained from Goldman, Sachs & Co., Attn: Prospectus Department, 200 West Street, New York, NY 10282 or by faxing (212) 902-9316, calling toll-free (866) 471-2526 or emailing Prospectus-ny@ny.email.gs.com or UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY, 10019 or by calling 1-888-827-7275.

IBERIABANK Corporation

IBERIABANK Corporation, a Louisiana corporation, is a financial holding company with 304 combined locations, including 199 bank branch offices and three loan production offices in Louisiana, Arkansas, Alabama, Tennessee, Texas, Florida, and Georgia, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 69 locations in 10 states. The Company has eight wealth management locations in four states and one IBERIA Capital Partners L.L.C. office in Louisiana.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company’s Series B Preferred Stock and Series C Preferred Stock trade on the NASDAQ Global Select Market under the symbols “IBKCP” and “IBKCO”, respectively.

Forward-Looking Statements

This press release contains “forward-looking statements,” which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.

Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy and manage our growth, including the availability of future bank acquisition opportunities and our ability to close the Sabadell Acquisition and realize the full strategic and financial benefits that we expect, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, utilization of non-GAAP financial measures, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, compliance with laws and regulations, the results of mandatory annual stress tests, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.